EXHIBIT 99.2

                 CERTIFICATION OF ANNUAL REPORT


I, Timothy K. Driggers, Vice President Accounting and Land Administration of EOG Resources, Inc. (the "Company"), sponsor of the EOG Resources, Inc. Savings Plan (the "Plan"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1) the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities
     Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section
906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 27, 2003



                                   /s/ TIMOTHY K. DRIGGERS
                                       Timothy K. Driggers
                                   Vice President Accounting and Land
                                    Administration, EOG Resources, Inc.
                                   (Chief Financial Officer of the
                                    EOG Resources, Inc. Savings Plan)